Exhibit 10.1

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (the “Sublease”) is made as of the 4th day of August, 2004, by and between Large Scale Biology Corporation, a Delaware corporation (“Sublandlord”), having an office at 3333 Vaca Valley Parkway, Suite 1000, Vacaville, California 95688, and Advancis Pharmaceutical Corporation, a Delaware corporation (“Subtenant”), having an office at 20425 Seneca Meadows Parkway, Germantown, Maryland, 20876.

WITNESS

WHEREAS, by Agreement of Lease dated July 26, 2000 (the “Prime Lease”) by and between Seneca Meadows Corporate Center III Limited Partnership, formerly known as Westphalia Center II Limited Partnership, a Maryland limited partnership (“Prime Landlord”) and Large Scale Proteomics Corporation, a Delaware corporation (“Prime Tenant”), Prime Landlord leased to Prime Tenant approximately 53,054 square feet (the “Prime Lease Premises”) in the building known by the street address 20451 Seneca Meadows Parkway (which includes the addresses 20439, 20441, 20443, 20445, 20447, 20449, and 20451) (the “Building”), which Prime Lease Premises are more particularly described in the Prime Lease, a true and accurate copy of which, with all amendments and supplements, is attached hereto as Exhibit A and made a part hereof;

WHEREAS, the Prime Tenant has assigned the Prime Lease to Sublandlord pursuant to an Assignment of Lease dated August 4, 2004, a copy of which is included as part of Exhibit A; and

WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the entire Building, which contains approximately 53,054 rentable square feet and Sublandlord is willing to sublease such portion of the Prime Lease Premises on the terms and conditions hereinafter set forth (“Sublease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Sublandlord and Subtenant (“Parties”) agree as follows:

1. Sublease of Prime Lease Premises. Subject to obtaining the written consent of the Prime Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the entire Building of approximately 53,054 rentable square feet as more particularly shown on the floor plan annexed hereto as Exhibit B (the “Premises”), upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

2. Term. The term (the “Term”) of this Sublease shall commence on the date that Sublandlord obtains the consent of Prime Landlord to this Sublease and delivers the Premises to Subtenant in accordance with Section 17 below (the “Commencement Date”), with said term to expire at midnight on December 30, 2010 (the “Expiration Date”), unless sooner terminated as hereinafter provided. If Prime Landlord fails to consent to this Sublease within sixty (60) days after delivery of this Sublease to Prime Landlord by Sublandlord for approval, this Sublease shall be void and of no force or effect, and neither party shall have any claim against the other pursuant hereto.

3. Base Rent.

(a) During the Term, Subtenant shall pay to Sublandlord, in lawful money of the United States, an annual fixed rent (the “Base Rent”) of Nine Hundred Seventeen Thousand Eight Hundred Thirty Four and 20/100 Dollars ($917,834.20), payable in equal monthly installments of Seventy Six Thousand Four Hundred Eighty Six and 18/100 Dollars ($76,486.18). All such monthly installments to be paid in advance, on the first (1st) day of each month during the Term, at the office of the Sublandlord, or such other place as Sublandlord may designate without any set-off or deduction, which is prohibited by this Sublease. Upon execution of this Sublease, Subtenant shall pay Sublandlord the first monthly installment of Base Rent.

(b) Notwithstanding the foregoing, Sublandlord shall grant to Subtenant a “rent abatement” from the payment of all Base Rent installments from the Commencement Date through March 11, 2005 (the “Free Rent Period”). During such Free Rent Period, the Base Rent shall be abated (such rental abatement being hereinafter referred to as the “Free Rent Allowance”); provided, however, that (i) the Free Rent Period and the granting of the Free Rent Allowance as provided hereunder shall not affect the Lease Commencement Date pursuant to Section 2 hereof, (ii) Subtenant shall remain obligated during the Free Rent Period to perform all of Subtenant’s obligations under this Sublease except as expressly aforesaid (including, but not limited to, the payment of all Rent coming due under this Sublease other than the rent abatement amount applicable for the Free Rent Period).

4. Additional Rent.

(a) Base Rent Adjustment. Beginning on the first anniversary of the Commencement Date during the Term, and on each anniversary thereafter, the Base Rent shall increase by three percent (3%) of the previous year’s adjusted Base Rent.

(b) Escalations and Expense Pass-throughs. Subtenant shall be responsible for the payment of all utility charges (Section 4(A) of the Prime Lease), Operating Expenses (Section 4(D) of the Prime Lease), Common Area maintenance (included in Section 4(D) of the Prime Lease), Impositions (Section 8(A) of the Prime Lease), Insurance Premiums (Section 8(B) of the Prime Lease), and related pass-throughs in accordance with Sublandlord’s obligations under the Prime Lease incurred after the Commencement Date and not charges which accrued prior to the Commencement Date.

(c) All amounts payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, Base Rent and Additional Rent, shall be deemed and constitute rent and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Prime Lease, or in law or at equity for non-payment of rent.

5. Care, Surrender and Restoration of the Premises.

(a) Without limiting any other provision of this Sublease or the Prime Lease, Subtenant shall take good care of the Premises, suffer no waste or injury thereto and shall comply with all those laws, orders and regulations applicable to the Premises, the Building and Subtenant’s use or manner of use thereof, which are imposed on Sublandlord under the Prime Lease, in connection with the Premises and the Building.

(b) Upon the Expiration Date or sooner termination of the Term, Subtenant shall quit and surrender the Premises to Sublandlord in accordance with the provisions of Section 3(F) of the Prime Lease, in compliance with all Environmental Laws and free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. If the Expiration Date or sooner termination of the Term of this Sublease falls on a Sunday, this Sublease shall expire at noon on the preceding Saturday unless it is a legal holiday, in which case it shall expire at noon on the preceding business day. Subtenant shall observe and perform the covenants herein stated and Subtenant’s obligations hereunder shall survive the Expiration Date or sooner termination of the Term.

6. Use. Subtenant shall use and occupy the Premises for the purposes permitted under Section 3(A) of the Prime Lease, and for no other purpose. Notwithstanding the foregoing, if Subtenant obtains Prime Landlord’s prior written consent, it may (a) use up to and including 5,000 rentable square feet of the Premises for pharmaceutical experimental testing of mice, rats, and other similar small rodents, and (b) install special wastewater collection and treatment facilities; provided, however, that Subtenant shall, upon the expiration of the Term or sooner termination of this Sublease, remove at Subtenant’s sole cost any such improvements or facilities related thereto if required by Prime Landlord.

7. Subordination to and Incorporation of Terms of Prime Lease. This Sublease is in all respects subject to the terms and conditions of the Prime Lease and to the matters to which the Prime Lease is or shall be subordinate. Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall apply to the Sublandlord and Subtenant as if they were the Prime Landlord and Prime Tenant, respectively, under the Prime Lease, and as if the Premises being sublet hereby were the Prime Lease Premises demised under the Prime Lease, except to the extent that the terms and conditions do not relate to the Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease, and except for those provisions of the Prime Lease which are personal obligations solely of Sublandlord, such as transfers effected by such entity or bankruptcy events of such entity. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Prime Lease and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy of the executed Prime Lease. In the event of any conflict or inconsistency between the terms contained in the Prime Lease and the corresponding terms in this Sublease, such conflict or inconsistency shall be resolved in favor of the Sublease and the language of the Sublease shall control.

8. Subtenant’s Rights and Obligations. Except as otherwise specifically provided herein, all acts to be performed and all applicable terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements to be observed by and inuring to the benefit of, Sublandlord, as Prime Tenant under the Prime Lease, shall be performed, and observed by, and shall inure to the benefit of, Subtenant, and Subtenant’s obligations relating to the Premises shall run to Sublandlord or the Prime Landlord as determined to be appropriate or required by the respective interests of Sublandlord and Prime Landlord. Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, all liabilities, obligations, damages, penalties, claims, costs, expenses and liabilities (including, but not limited to, retaining and paying for reasonable attorneys’ fees and disbursements) paid, suffered or incurred by Sublandlord as a result of the nonperformance or nonobservance by Subtenant, Subtenant’s agents, contractors, employees, invitees or licensees of any such terms, provisions, covenants, stipulations, conditions obligations and agreements contained in the Prime Lease and/or this Sublease. In furtherance of the foregoing,

Subtenant shall not (i) do or permit to be done anything prohibited under the Prime Lease and/or this Sublease, or (ii) take any action or do or permit anything which would result in any additional cost or other liability to Sublandlord under the Prime Lease and/or this Sublease.

9. Sublandlord’s Obligations. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Sublandlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof. If Prime Landlord shall default in the performance of any of its obligations under the Prime Lease, or if Subtenant wishes to file a protest or to dispute any matter or thing Sublandlord has the right to protest or dispute as Prime Tenant under the Prime Lease, then Subtenant shall advise Sublandlord of such protest or dispute (together with all material facts and circumstances pertaining thereto) and Sublandlord shall make demand on Prime Landlord and shall employ all reasonable efforts (but at no material cost) to cause Prime Landlord to cure such default or resolve such dispute. If Sublandlord shall fail to cause Prime Landlord to cure such default (or if such dispute shall not be resolved) within a reasonable period of time, then following notice from Subtenant to Sublandlord, Subtenant shall have the right, at Subtenant’s sole cost and expense, and in the name of Sublandlord, to file any such protest and/or to make demand or institute any appropriate action or proceeding against Prime Landlord for the enforcement of its obligations. Sublandlord agrees that it shall sign such demands, pleadings and/or other papers, and shall otherwise cooperate with Subtenant, as may be reasonably required or necessary to enable Subtenant to proceed in Sublandlord’s name to enforce the obligations of Prime Landlord, provided that Subtenant shall indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all liability incurred by or judgment entered against Sublandlord, in connection with the prosecution by Subtenant of any such proceeding or action. Sublandlord also agrees that as long as Subtenant is not in default hereunder, Sublandlord will not (i) take any action which would constitute a voluntary surrender under the Prime Lease, or (ii) willfully default thereunder resulting in the termination of this Sublease and/or Subtenant’s eviction thereunder. Except as may result from a default of Sublandlord of its obligations under the Prime Lease as specified in the preceding sentence, or a breach of this Sublease, Subtenant shall not make any claim against Sublandlord.

10. Covenants with respect to the Prime Lease.

(a) The parties hereto covenant and agree that neither shall do anything that would constitute a default under the Prime Lease or omit to do anything that either party is obligated to do under the terms of this Sublease so as to cause there to be a default under the Prime Lease.

(b) In the event that Subtenant shall be in default of any covenant, term or condition of, or shall fail to honor any obligation under, this Sublease, Sublandlord, on giving the notice required by the Prime Lease (as modified pursuant to Section 23 hereof) and subject to the same rights, if any, of Subtenant to cure any such default as may be provided in the Prime Lease (as modified pursuant to Section 18 hereof), shall have available to it all of the remedies available to Prime Landlord under the Prime Lease in the event of a like default or failure on the part of Sublandlord as Prime Tenant thereunder. In such case, Subtenant shall have available to it all of the defenses available to Prime Tenant under the Prime Lease.

(c) Sublandlord will perform, if applicable and required of it, all of the obligations of the tenant pursuant to the Prime Lease listed in Section 15(b) (Modification of Prime Lease), and will indemnify Subtenant from any failure of Sublandlord to do so.

11. Broker. Subtenant represents and warrants to Sublandlord that Subtenant has not dealt with any broker in connection with this Sublease other than Scheer Partners (the “Broker”), which represents the Sublandlord, and The Staubach Company-Northeast, Inc. (the “Co-Broker”), which represents the Subtenant. Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from any claim on, or liability to, any broker or any party with whom Subtenant shall have dealt with in connection with this Sublease transaction, other than Broker. Sublandlord shall have no obligation for commissions related to the Co-Broker, and each party agrees to indemnify the other against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by Co-Broker or any other broker or agent claiming the same by or through a party. Sublandlord agrees to indemnify and defend Subtenant against all costs, expenses, attorney’s fees or other liability for commissions or other compensation or charges by Broker and any broker or agent other than Co-Broker with whom Sublandlord shall have dealt in connection with this Sublease.

12. Indemnification of Sublandlord. Subtenant agrees to indemnify and defend Sublandlord against, and hold Sublandlord harmless from, any and all loss, cost, damage, expense or liability (including, but not limited to, retaining and paying for reasonable attorneys’ fees and disbursements) paid, suffered, or incurred by reason of (i) any injuries to persons or damages to property occurring in, on or about the Premises, other than those arising out of the negligence or willful misconduct of Sublandlord, (ii) any work or thing whatsoever done, or any condition created, by Subtenant in, on or about the Premises or the Building, or (iii) any act or omission of Subtenant, its agents, contractors, servants, employees, invitees or licensees.

13. Rights Reserved to Sublandlord. Any expansion, renewal, first refusal, or other similar rights or options in the Prime Lease are reserved to the Sublandlord (without any obligation to exercise any such rights or options) and may not be exercised by Subtenant. Sublandlord agrees that, provided Subtenant is not in default at the time any notice of the right of renewal is to be given, Sublandlord will not exercise any right of renewal of the Prime Lease. Both Sublandlord and Subtenant shall have whatever right exists in the Prime Lease for Sublandlord to contest property taxes, but without any obligation to exercise any such right. Subtenant shall have whatever rights to signage which Prime Landlord approves for the benefit of Subtenant.

14. Termination of the Prime Lease. If for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been effected because of the default of or voluntary surrender by Sublandlord under the Prime Lease, or unless Sublandlord has failed to abide by Sublandlord’s obligations pursuant to Section 10(c) above.

15. Modification of Prime Lease. For the purposes hereof, the terms of the Prime Lease are subject to the following modifications:

(a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Landlord, Subtenant shall be required to give notice to both the Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Tenant, Sublandlord shall be required to give notice to the Subtenant.

(b) The following provisions of the Prime Lease shall not apply to this Sublease: Section 1(C) (Sublandlord Rental), Section 1(D) (Sublandlord Security Deposit), Section 2 (initial work to Premises), Section 29 (Renewal Option), and Section 32 (Brokerage for Prime Lease transaction).

(c) Section 12(G) of the Prime Lease (Concessions) shall not apply to Subtenant; provided, however, that any concessions made herein by Sublandlord to Subtenant shall be subject to the same conditions for recovery by Sublandlord from Subtenant as outlined in Section 12(G) of the Prime Lease.

16. Consents. Sublandlord’s refusal to consent to or approve any matter, whenever Sublandlord’s consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall not be unreasonably withheld, but shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter after due consideration.

17. Condition of the Premises: Subtenant’s Changes.

(a) Subtenant represents that it has made a thorough examination of the Premises and it is familiar with the condition thereof, except for latent defects not readily observable by a reasonable, non-invasive inspection of the Premises. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Sublandlord except as set forth in this Sublease, or anyone acting or purporting to act on behalf of Sublandlord, as to the present or future conditions of the Premises or the appurtenances thereto or any improvements therein or of the Building.

(b) Subtenant may make whatever changes to the Premises Prime Landlord allows, including, without limitation, structural or non-structural changes, without the prior written consent of Sublandlord, except that Sublandlord shall have no responsibility to remove any such improvements or restore the Premises to the extent altered by Subtenant at the end of the Lease Term, such obligation and cost being that of Subtenant.

(c) Condition of Space. It is further agreed that Subtenant does and will accept the Premises “as is” in their present condition and Sublandlord has no obligation to perform any work therein, except to have the Premises professionally cleaned, decontaminated and decommissioned, as required before delivery of the Premises in accordance with industry practices and specifications. Sublandord shall perform all work necessary to comply with the requirements of all Environmental Laws to provide the Premises to Subtenant free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. Sublandlord shall make the laboratory improvements, the security system and infrastructure as well as the communication systems, generator, and all other equipment or personal property of Sublandlord located on the Premises as of the Commencement Date (the “Personal Property”) available to Subtenant at no cost throughout the Term. If Subtenant wishes to modify or alter any of the Sublandlord-owned Personal Property, including the Office Furniture (as hereinafter defined) until owned by Subtenant, any such modification or alteration shall not be made without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Sublandlord shall have no obligation to maintain, repair or replace the Personal Property. An itemized list of the Personal Property is attached hereto as Exhibit C. Use of the Personal Property shall at all times be subject to the terms and conditions of their respective lease agreements. Upon the Commencement Date, Sublandlord shall provide Subtenant with copies of all warranties on the Personal Property. Until the holder of any security agreement referenced in Section 26(h) below executes a non-disturbance agreement with Subtenant, Subtenant shall have the right to use all office furniture located in the Premises as of the Commencement Date

(the “Office Furniture”). Upon execution of the foregoing non-disturbance agreement, Sublandlord shall transfer ownership of the Office Furniture to Subtenant, free and clear of any liens, leases or encumbrances, in its ‘as-is’ condition, for One Dollar ($1.00), in accordance with a Bill of Sale attached to this Sublease as Exhibit D.

Notwithstanding anything to the contrary contained herein, (a) Subtenant agrees that the cooling tower on the ground level of the rear exterior of the Premises will not convey to Subtenant, is not to be used by Subtenant, and may be removed by Sublandlord at such time as is convenient to Sublandlord, and (b) Sublandlord will be permitted to store a limited amount of equipment within the Premises for a reasonable period of time after the Commencement Date. Subtenant shall have no liability for or responsibility for the caring of such equipment.

18. Time Limits. The parties agree that the time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purposes of this Sublease by lengthening or shortening the same in each instance by three (3) business days, as the case may be, so that notices may be given, demands made, any act, condition or covenant performed, and any right or remedy hereunder exercised, by Sublandlord or Subtenant, as the case may be, within the time limits relating thereto contained in the Prime Lease. Sublandlord and Subtenant shall, not later than three (3) business days after receipt thereof, furnish to each other by hand delivery a copy of each notice, demand or other communication received from Prime Landlord with respect to the Premises.

19. Insurance. In addition to maintaining its Insurance obligations as set forth under Section 6 of the Prime Lease, Subtenant agrees to the following:

(a) Said insurance shall name the Sublandlord as an additional insured and shall be written in form reasonably satisfactory to Sublandlord by good and solvent insurance companies of recognized standing licensed to do business in the State of Maryland.

(b) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Prime Landlord nor Sublandlord will carry insurance on Subtenant’s furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Premises.

(c) During the Term, Subtenant shall maintain insurance in favor of Sublandlord, in amounts and in companies approved by Sublandlord in its reasonable discretion, to cover all leasehold improvements constructed by Sublandlord in the Premises.

20. Waiver of Subrogation.

(a) Anything in Section 19 of this Sublease to the contrary notwithstanding, Sublandlord and Subtenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, any fire or extended coverage insurance policy obtained by it and covering the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and shall also extend to all partners of Sublandlord or Subtenant.

(b) Subject to the provisions of this Section 20, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty.

21. End of Term. Subtenant acknowledges that possession of the Premises must be surrendered to Sublandlord on the Expiration Date, or sooner termination of the Term, broom-swept, and in substantially the same condition as set forth in Section 17 of this Sublease, in the condition required by Section 3(F) of the Prime Lease, and in compliance with all Environmental Laws and free of any Hazardous Substance (as each is defined in Section 34(A) of the Prime Lease) as required by Section 34 of the Prime Lease. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense, or liability resulting from the failure of, or the delay by, Subtenant in so surrendering the Premises, including, without limitation, any claims made by Prime Landlord or any succeeding Subtenant founded on such failure or delay.

22. Destruction, Fire and other Casualty. If the whole or any part of the Premises or the Building shall be damaged by fire or other casualty and the Prime Lease is not terminated on account thereof by either Sublandlord or Prime Landlord in accordance with the terms thereof, this Sublease shall remain in full force and effect and Base Rent and Additional Rent shall not abate except to the extent Base Rent and Additional Rent for the Premises shall abate under the terms of the Prime Lease, and except that Subtenant shall have the same rights as to Sublandlord as Sublandlord has to the Prime Landlord pursuant to Section 9 of the Prime Lease as to damage to the Premises, and pursuant to Section 17 of the Prime Lease as to condemnation; provided, however, that Subtenant shall give any notice required pursuant to such Sections at least fifteen (15) days prior to the latest date that Sublandlord must give notice to Prime Landlord.

23. Notices.

(a) Any notice, demand or communication required or desired hereunder by either party to the other shall be in writing and shall be given when personally delivered, delivered by commercial courier, with executed receipt, or when sent by certified or registered mail, first class, postage prepaid, return receipt requested to the party for whom intended at the respective addresses of Sublandlord and Subtenant first set forth above. Any notice to Sublandlord shall be sent to the attention of Mr. Michael D. Centron, and any notice to Subtenant shall be sent to the attention of Mr. Steven A. Shallcross. Either party, however, may, by like written notice, designate such new or other address to which such notice, demand or communication shall thereafter be given, made or mailed.

(b) Each party hereunder shall promptly furnish the other with copies of all notices under the Prime Lease or this Sublease with respect to the Premises which such party shall send to or receive from Prime Landlord under the Prime Lease.

24. Sublease Conditional Upon Certain Consents. Sublandlord and Subtenant each acknowledge and agree that this Sublease is subject to Sublandlord’s obtaining the unconditional consent of Prime Landlord in accordance with the terms of the Prime Lease.

25. Security/Letter of Credit.

(a) Concurrent with the execution of this Sublease, Subtenant has caused to be issued in favor of Sublandlord a letter of credit (the “Letter of Credit”) in the amount of Three Hundred Five Thousand Nine Hundred Forty Four and 73/100 Dollars ($305,944.73), as security for the faithful performance and observance by Subtenant of the terms, conditions and provisions of this Sublease, including without limitation the surrender of possession of the Premises to Sublandlord as herein provided. It is agreed that in the event Subtenant defaults in respect of any of the monetary terms, provisions and conditions of this Sublease beyond any applicable cure periods, including, but not limited to, the payment of Base Rent and Additional Rent, Sublandlord may draw upon the Letter of Credit, in accordance with its terms, to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Sublandlord. The draw upon the Letter of Credit, or any portion thereof by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by law and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled.

(b) Such Letter of Credit shall be subject to the following terms and conditions. Such Letter of Credit shall: (a) be in form and substance satisfactory to Sublandlord in its reasonable discretion; (b) state on its face that multiple draws are permitted; (c) be issued by a commercial bank acceptable to Sublandlord from time to time and located in the metropolitan Baltimore-Washington, D.C. area for the account of Subtenant, and its permitted successors and assigns under this Sublease; (d) be made payable to, and expressly transferable and assignable at no charge by Sublandlord, which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith, whether or not the original account party of the Letter of Credit continues to be the tenant under this Sublease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (e) be payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating only that Subtenant is in default under this Sublease and the amount that Sublandlord is owed in connection therewith; (f) be of a term not less than one year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one-year periods, unless the bank notifies Sublandlord in writing that such bank has elected not to renew the Letter of Credit at least sixty (60) days prior to the expiration date thereof (which will entitle Sublandlord to draw on the Letter of Credit not more than fifteen (15) days before the scheduled expiration date if a replacement Letter of Credit (or substitute acceptable to Sublandlord in its sole and absolute discretion) has not been established and delivered to Sublandlord; provided, however, that the Letter of Credit shall terminate upon the entry of an order authorizing the Sublandlord to reject this Sublease in any proceeding initiated under Title 11 of the United States Code; and (g) at least thirty (30) days prior to the then-current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Term, or (2) replaced with cash in the stated amount. Notwithstanding anything in this Sublease to the contrary, any cure or grace periods set forth in this Sublease for a default shall not apply to any of the foregoing requirements of the Letter of Credit, and, specifically, if any of the aforesaid requirements are not complied with timely, time being of the essence, then an immediate Event of Default shall occur and Sublandlord shall have the right to immediately draw upon the Letter of Credit.

If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit shall be canceled/terminated within thirty (30) days after the expiration date (or sooner termination) of the Sublease and delivery of the entire possession of the Premises to Sublandlord.

Notwithstanding anything to the contrary contained herein, in the event Sublandlord draws on any part or all of the Letter of Credit, Subtenant shall, within ten (10) days of such drawing, either restore the Letter of Credit to its original amount, deliver to Sublandlord a substitute letter of credit (complying with the foregoing requirements) or cash in such amount as to equal (with any balance then remaining in the initial Letter of Credit) the original amount of the required security deposit amount stated above.

26. Miscellaneous.

(a) This Sublease may not be extended, renewed, terminated, or otherwise modified except by an instrument in writing signed by the Party against whom enforcement of any such modification is sought.

(b) It is understood and agreed that all understandings and agreements heretofore had between the Parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither Party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

(c) Sublandlord hereby agrees that without first obtaining Subtenant’s written consent thereto, Sublandlord shall not enter into any modification of the Prime Lease which would result in or effect a material change in the rights or obligations of Subtenant under the Sublease, including but not limited to an increase in the Base Rent or Additional Rent.

(d) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

(e) The provisions of this Sublease shall be governed by and construed in accordance with the laws of the State of Maryland. In the event of a dispute between the Parties relating to or arising from this Sublease, the prevailing party shall be entitled to the recovery of reasonable attorney fees and costs.

(f) Sublandlord represents that the Prime Lease is in full force and effect as of the date of its execution hereof, and that, to its actual knowledge, it is not in default, nor is there any condition existing about which it has received notice that may become a default.

(g) On or before the Commencement Date, Sublandlord shall deliver to Subtenant a non-disturbance agreement from the Prime Landlord, in a commercially reasonable form, agreeing that, if the Sublandlord fails to perform any of Sublandlord’s obligations under the Prime Lease, then Prime Landlord shall allow Subtenant to remain in possession of the Premises so long as Subtenant continues to perform the obligations of the Subtenant pursuant to this Sublease.

(h) Within sixty (60) days after the Commencement Date, Sublandlord shall deliver to Subtenant a non-disturbance agreement from the holder or beneficiary of any mortgage, deed of trust or other security agreement on the Premises, in a commercially reasonable form, agreeing that, if the Sublandlord fails to perform any of Sublandlord’s obligations under the Prime Lease, then the holder of such security agreement shall allow Subtenant to remain in possession of the Premises so long as Subtenant continues to perform the obligations of the Subtenant pursuant to this Sublease. In the event the holder of any security agreement fails to execute the foregoing non-disturbance agreement within such sixty (60) day period, this Sublease shall be terminated as of the sixtieth (60th) day of the Term, the Letter of Credit shall be returned by Sublandlord to Subtenant, and neither party shall have any further obligations to the other, except that the Office Furniture shall be returned to Sublandlord.

(i) Notwithstanding anything to the contrary contained herein, Sublandlord’s consent or approval shall not be required if Subtenant wishes to install signage as permitted pursuant to Section 14 of the Prime Lease.

(j) This Sublease (a) may be consummated by the parties by signing any one or more counterparts, all of which shall constitute one and the same instrument, (b) shall become effective when one or more counterparts shall have been executed by each party and delivered to the other party or their counsel, and (c) may be delivered to the other party or their counsel via facsimile. Any party’s faxed signature shall be deemed an original and binding signature as of the date set forth above. Final, signed originals shall be circulated among all parties within ten (10) days of final execution of this Sublease.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

SUBLANDLORD:

WITNESS:	LARGE SCALE BIOLOGY CORPORATION

/s/ Michael D. Centron	By:	/s/ Ronald J. Artale
	Name:	Ronald J. Artale
	Title:	Chief Operating Officer
8/4/04

SUBTENANT:

WITNESS:	AVANCIS PHARMACEUTICAL CORPORATION

/s/ J.M. Clifford	By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Sr. VP/CFO
8/11/04

EXHIBIT A

Prime Lease

Attached hereto

EXHIBIT B

Floor Plan/Outline of Premises

Attached hereto

EXHIBIT C

List of Personal Property

1750 KW Generator

RO/DI Water Treatment System

2 – Air Compressors

1 – Compressed Air Treatment System (ZEKS Heatsink)

3 – Chemical Fume Hoods

2 – Computer Room Dedicated Environmental Control Systems

1 – Computer Room Dedicated UPS

Phone System

Security System

Johnson Control System (for HVAC management)

Kitchen Appliances

EXHIBIT D

Bill of Sale

BILL OF SALE

LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation (the “Sublandlord”), in consideration of the sum of one and 00/100 Dollars ($1.00) paid by ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the “Subtenant”), receipt of which is acknowledged, hereby grants, sells, assigns, transfers, and delivers to Subtenant the property described below, together with all parts, appurtenances, accessories, components, and other equipment of whatever nature installed on such property and all manuals, certificates, and all other books and records as pertain to the operation and maintenance of such property (all of the foregoing hereinafter collectively referred to as the “Office Furniture”), with whatever claims and rights Sublandlord may have against the manufacturer and or supplier of the Office Furniture, including, but not limited to, all warranties and representations.

DESCRIPTION OF PROPERTY:

All existing office furniture in the Premises as of the Commencement Date.

Sublandlord represents and warrants to, and agrees with, Subtenant and its successors and assigns that (1) Sublandlord is the lawful owner of the full title to the Office Furniture and that Subtenant will acquire by the terms of this Bill of Sale good and full title to the Office Furniture free and clear of all mortgages, leases, security interests, claims, charges, liens, and encumbrances of any kind whatsoever; (2) Sublandlord has the right to sell the Office Furniture as aforesaid; (3) Sublandlord hereby warrants and shall defend title to the Office Furniture and indemnify Subtenant and its successors and assigns against the claims of any person or entity of any kind whatsoever; and (4) the Office Furniture is delivered to Subtenant, in its ‘as-is’ condition.

Sublandlord acknowledges that the provisions of this Bill of Sale, including, without limitation, all representations, warranties, and agreements for the benefit of Subtenant and its successors and assigns, shall survive the delivery of the Office Furniture and the delivery and execution of this Bill of Sale.

IN WITNESS WHEREOF, Sublandlord has executed this Bill of Sale on                          , 2004.

WITNESS:	LARGE SCALE BIOLOGY CORPORATION

By:
Name:
Title:

CONSENT TO SUBLEASE

20439 through 20451 Seneca Meadows Parkway, Germantown, Maryland

This Agreement is dated as of the 4th day of August, 2004 between SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, formerly known as WESTPHALIA CENTER II LIMITED PARTNERSHIP, a Maryland limited partnership, as prime landlord (the “Prime Landlord”), LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation and successor by assignment from Large Scale Proteomics Corporation, a Delaware corporation, of the tenant’s interest in the prime lease described below, as tenant and sublandlord (the “Sublandlord”), and ADVANCIS PHARMACEUTICAL CORPORATION, a Delaware corporation, as subtenant (“Subtenant”).

By Agreement of Lease dated July 26, 2000 (the “Prime Lease”) between the Prime Landlord, as landlord, and Large Scale Proteomics Corporation, as tenant, Prime Landlord leased to Large Scale Proteomics Corporation approximately 53,054 square feet (the “Premises”) in the building known by the street address 20451 Seneca Meadows Parkway, Germantown, Maryland (which includes the addresses 20439, 20441, 20443, 20445, 20447, 20449, and 20451) (the “Building”).

Large Scale Proteomics Corporation assigned the Prime Lease to Sublandlord pursuant to the terms of the Prime Lease pursuant to an Assignment of Lease dated August 4, 2004.

Sublandlord is subleasing the entire Premises and Building to Subtenant pursuant to an Agreement of Sublease dated this date (“Sublease”) between Sublandlord and Subtenant.

Prime Landlord is willing to consent to the Sublease, but only on the terms and conditions contained in this Agreement.

THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties agree as follows:

1. Prime Landlord Consent to Sublease. Prime Landlord hereby consents to the Sublandlord and the Subtenant entering into the Sublease. Prime Landlord consents to the use of a maximum of 5,000 square feet of the Premises for pharmaceutical experimental testing of mice, rats, and other similar, small rodents and, in such case, Subtenant agrees to install special containment room(s), wastewater collection and treatment facilities, air ventilation, filtration and control systems, and other related equipment in accordance with prevailing bio-safety guidelines and industry standards for animal containment facilities, all in accordance with the terms of Sections 3(D) and 3(E) of the Prime Lease; approval by Prime Landlord shall not be unreasonably withheld. Prime Landlord agrees that Subtenant shall have the right to install signage on the Building in accordance with the terms of Section 14 of the Prime Lease.

2. Non Disturbance. The Sublease is and shall be subject and subordinate to the Prime Lease. If the Sublandlord defaults in performance of the Sublandlord’s obligations pursuant to the Prime Lease and the Prime Lease terminates, or if the Prime Lease otherwise terminates, the Sublease shall remain in full force and effect between the Prime Landlord and the Subtenant, provided that Subtenant is not in default under the Sublease or under any lease between Subtenant and any affiliate of Prime Landlord.

3. Sublandlord Responsibility for Prime Lease. Sublandlord shall remain responsible for performance of all of the obligations of the tenant pursuant to the Prime Lease, including all monetary obligations and the deposit of the security deposit pursuant to the Prime Lease. Sublandlord agrees that the Security Deposit specified in the Prime Lease shall remain at the current level of TWO HUNDRED EIGHTY-SIX THOUSAND FOUR HUNDRED NINETY-TWO AND 80/100 DOLLARS ($286,492.80) for the term of the Sublease, and shall not be further reduced as provided in the Prime Lease.

4. Indemnity Obligations. Prime Landlord shall have no obligation to any broker payable in connection with the Sublease. Sublandlord and Subtenant hereby indemnify Prime Landlord jointly and severally for any liability with respect to any brokerage commission, fees, or expenses payable in connection with the Sublease.

To the extent Subtenant has indemnified Sublandlord pursuant to the Sublease, each of those indemnifications shall apply equally from Subtenant to Prime Landlord.

5. This consent shall not be deemed a consent to the further subletting of the Premises, or the alteration of the Premises. The Sublease may not be assigned, modified, amended, or extended and the Premises may not be altered or further sublet in whole or in part without the prior written consent of Prime Landlord in each instance.

6. This consent shall not be construed to waive, modify, amend, or affect any (a) of the terms or provisions of the Prime Lease, except as otherwise specifically set forth herein (b) of Sublandlord’s obligations under the Prime Lease, or (c) rights or remedies of Prime Landlord under the Prime Lease. The terms and provisions of the Prime Lease shall continue to apply to the Premises and their occupants as if the Sublease had not been made.

7. Except as otherwise specifically set forth herein, this consent shall not be deemed to enlarge or increase any of Prime Landlord’s obligations or Sublandlord’s rights under the Prime Lease or to waive, release, or discharge any existing or future breach, default, or liability of Sublandlord under the Prime Lease. Sublandlord shall remain liable and responsible for the full performance and observance of all of the terms and provisions of the Prime Lease on Sublandlord’s part to be observed or performed.

8. The Sublease is and shall be at all times subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is subject and subordinate. The Sublease also is and shall be subject to all of the terms, covenants, agreements, provisions, and conditions of the Prime Lease. In any conflict between the provisions of the Prime Lease and the provisions of the Sublease, the provisions of the Prime Lease shall prevail as between Prime Landlord and Sublandlord.

9. Prime Landlord makes no representation or warranty concerning the Prime Lease, the Sublease, the Premises, the Building or any matter or thing related to them. This Agreement shall not constitute Prime Landlord’s approval or ratification of any of the provisions of the Sublease and Prime Landlord shall not be bound or estopped by any of the provisions of the Sublease in any way.

10. If the Prime Lease shall terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Sublandlord shall surrender the Prime Lease to Prime Landlord during the term of the Sublease, and provided that the Subtenant is not in default under the Sublease or under any lease between Subtenant and any affiliate of Prime Landlord, then the Sublease shall continue as a direct lease between Prime Landlord and Subtenant (provided that the terms and provisions of the Prime Lease shall be deemed incorporated in the Sublease to the same extent as if the Prime Lease had not terminated). In such event, Subtenant shall attorn to Prime Landlord and Prime Landlord and Subtenant shall have the same rights, obligations and remedies under the Sublease as Sublandlord and Subtenant, respectively, had thereunder prior to such effective date, except that Prime Landlord shall not be (1) liable for any act, omission, or default of Sublandlord under the Sublease or for the return of all or any part of any security deposit not actually received by Prime Landlord (and Subtenant shall have no claim against any security deposited under the Prime Lease), or (2) subject to any offsets, claims, or defenses that Subtenant had or might have against Sublandlord, or (3) bound by any modification, amendment, or abridgement of the Sublease made without Prime Landlord’s prior written consent. Upon expiration of the Sublease, if Subtenant shall fail to vacate the Sublease Premises as provided in the Prime Lease, Prime Landlord shall have against Subtenant all of the rights and remedies available against Sublandlord under the Prime Lease as well as the rights and remedies available generally to a landlord against a tenant holding over after the expiration of a term.

11. Both Sublandlord and Subtenant at all times shall be liable for all bills rendered by Prime Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Premises.

12. Sublandlord represents that, as of the date hereof, all of the obligations of Prime Landlord under the Prime Lease have been complied with and performed by Prime Landlord and any payments required to be made by Prime Landlord to Sublandlord under the Prime Lease have been made.

13. Sublandlord and Subtenant each severally represents and warrants to Prime Landlord, on behalf of itself, but not the other party, that the information supplied to Prime Landlord by each of Sublandlord and Subtenant, on behalf of itself but not the other party, in connection with obtaining this Agreement (including, but not limited to, all summaries, financial statements, notices, and other documents) is true and complete and that no consideration has been or will be paid by Subtenant for or in connection with the Sublease or the sale of any furniture or furnishings, fixtures, or improvements in the Premises that has not been disclosed in the Sublease. Also, Sublandlord and Subtenant each represents and warrants to Prime Landlord that Exhibit “B” is a complete and correct copy of the Sublease and that there are no other agreements between them relating to the Sublease, or the use or occupancy of the Premises or the furniture, furnishings, fixtures, or improvements therein. The representations and warranties contained in this paragraph shall be deemed incorporated in the Prime Lease and the inaccuracy of any of such representations and warranties shall constitute a default under the Prime Lease entitling Prime Landlord to exercise any or all the remedies for default provided in the Prime Lease or otherwise available at law or in equity.

14. Any notice, demand, consent, approval, disapproval, or statement (collectively, “Notices”) given under the Prime Lease or under this Agreement shall be given in accordance with the terms of the Prime Lease, except that such Notices, if given to Subtenant, shall be addressed to Subtenant at the Premises.

15. This Agreement (a) may be consummated by the parties by signing any one or more counterparts, all of which shall constitute one and the same instrument, (b) shall become effective when one or more counterparts shall have been executed by each party and delivered to the other party or their counsel, and (c) may be delivered to the other party or their counsel via facsimile. Any party’s faxed signature shall be deemed an original and binding signature as of the date set forth above. Final, signed originals shall be circulated among all parties within ten (10) days of final execution of this Agreement.

16. This Agreement shall not be effective until executed by each of Prime Landlord, Sublandlord and Subtenant.

IN WITNESS WHEREOF, the parties have executed this Consent to Sublease as of the day and year first above written.

Prime Landlord

WITNESS:	SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP

/s/ Bradley J. Chod	By:	/s/ Paul N. Chod
	Name:	Paul N. Chod
	Title:	President of PNC Realty, Inc., General Partner

Sublandlord

WITNESS:	LARGE SCALE BIOLOGY CORPORATION

/s/ Michael D. Centron	By:	/s/ Ronald J. Artale
	Name:	Ronald J. Artale
	Title:	Chief Operating Officer
8-4-04

Subtenant

WITNESS:	ADVANCIS PHARMACEUTICAL CORPORATION

/s/ J.M. Clifford	By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Sr. VP/CFO
8/11/04

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made as of the 15th day of September, 2004 (hereinafter the “Amendment”), by and between SENECA MEADOWS CORPORATE CENTER III Limited Partnership, a Maryland limited partnership (hereinafter referred to as “Landlord”); and LARGE SCALE BIOLOGY CORPORATION, a Delaware corporation and successor by assignment from Large Scale Proteomics Corporation, a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as “Tenant”).

RECITALS:

WHEREAS, landlord and Tenant entered into a certain Lease dated July 26, 2000 (the “Lease”), wherein Tenant agreed to lease from Landlord that certain commercial office, research and development, and laboratory space consisting of the entire building known as Building #7 in Seneca Meadows Corporate Center (the “Building”) located on Lot 5, Block B in the subdivision known as “Seneca Meadows Corporate Center” and recorded in Plat Book 194 at Plat No. 21147 among the Land Records of Montgomery County, Maryland (the “Land”), said premises deemed to contain 53,054 square feet and being known as 20349—20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (hereinafter referred to as the “Demised Premises” or the “Premises”), as more particularly shown and described in said Lease; and

WHEREAS, Tenant desires to sublease the entire Premises (the “Sublease”), as sublandlord, to Advancis Pharmaceutical Corporation, a Delaware corporation (“Advancis”), as subtenant; and

WHEREAS, Tenant, as sublandlord under the Sublease, and Advancis, as subtenant under the Sublease, have requested that Landlord consent to the Sublease; and

WHEREAS, by this Amendment Landlord and Tenant mutually desire to modify and amend the terms and provisions of the Lease as hereinafter set forth; and

WHEREAS, the foregoing Recitals are incorporated herein and made a part of this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby covenant and agree as follows:

1. SECURITY DEPOSIT.

1.1 The parties acknowledge and agree that, pursuant to Section 1(D) of the Lease, Landlord currently holds a Letter of Credit as the Security Deposit in the amount of Two Hundred Eighty-Six Thousand Four Hundred Ninety-Two and 80/100 Dollars ($286,492.80).

1.2 Notwithstanding anything in Section 1(D) of the Lease to the contrary, Landlord and Tenant agree that during the balance of the Initial Term of the Lease, the Security Deposit shall not be reduced below the amount held by Landlord pursuant to Section 1.1 hereinabove.

1.3 The changes and modifications made to Section 1(D) of the Lease, as set forth hereinabove, are intended to be limited to the amount of the Security Deposit and not the form of the Security Deposit nor the obligation of Tenant to timely deliver a replacement or renewal Letter of Credit, as the case may be. Except as otherwise provided in this Section l of the Amendment, the provisions of the Lease shall control the refund or other disposition of the Security Deposit.

2. MISCELLANEOUS PROVISIONS.

2.1 This Amendment shall not be binding upon Landlord until delivery by Tenant of a fully executed original of same to Landlord. The provisions hereof shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns, and shall be construed under the laws of the State of Maryland. Further, each person executing this document on behalf of the Landlord and Tenant hereby represent and warrant that they have the full right and requisite power, capacity and authority to execute and deliver this document as the valid and binding obligation of Landlord or Tenant as the case may be.

2.2 The section headings and captions appearing in this document are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the Sections of this Amendment, nor in any way affect this Amendment.

2.3 All defined terms used herein shall have the meanings given them in the Lease, unless otherwise defined herein.

2.4 Each party acknowledges and agrees that they have been represented by an attorney of their own choice or has had the opportunity to obtain independent advise form an attorney in connection with this instrument and to fully negotiate and modify the draftsmanship of the terms of this Amendment. Therefore, the terms of this Amendment shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this instrument against the interest of any party causing this instrument or any portion thereof to be drafted.

2.5 Except as expressly modified herein, the Lease dated July 26, 2000, shall be and remain in full force and effect. This Amendment shall govern and control over anything to the contrary contained in the Lease.

2.6 Each party acknowledges and agrees to fully cooperate with the other party and to join in with the other party to execute such other or further documents or instruments that may be reasonable or necessary to effectuate the terms and provisions of this Amendment.

IN WITNESS WHEREOF, the Landlord has caused this Amendment to be executed in its partnership name by its general partner, and the Tenant has caused this Amendment to be signed and witnessed or attested on its behalf by its duly authorized officer(s), all done on the date first herein above written.

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III Limited Partnership

WITNESS:	By:	PNC REALTY, INC., a Maryland corporation, its General Partner

/s/ Michael T. Gross	By:	/s/ Paul N. Chod	(SEAL)
(SIGNATURE)		Paul N. Chod, President

TENANT:

WITNESS/ATTEST:	LARGE SCALE BIOLOGY CORPORATION

/s / Marcie Hasty	By:	/s/ Ronald J. Artale	(SEAL)
Marcie Hasty, Accounting Supervisor		Ronald J. Artale, Chief Operating Officer
(PRINT NAME & TITLE)		(PRINT NAME & TITLE)

ASSIGNMENT OF LEASE

This Assignment of Lease (the “Assignment”) is entered as of the 4th day of August, 2004, between Large Scale Proteomics Corporation, a Delaware corporation (“Assignor”) and Large Scale Biology Corporation, a Delaware corporation (“Assignee”).

WHEREAS, Seneca Meadows Corporate Center III Limited Partnership (formerly known as Westphalia Center II Limited Partnership), as landlord, and Assignor entered into a Lease Agreement dated July 26, 2000 (the “Lease”), for premises containing approximately 53,054 square feet (the “Premises”) in the building located at 20439, 20441, 20443, 20445, 20447, 20449 and 20451 Seneca Meadows Parkway (formerly known as Goldenrod Lane), Germantown, Maryland 20876 (collectively, the “Building”); and

WHEREAS, the Lease is scheduled to expire on December 31, 2010; and

WHEREAS, Assignor wishes to assign its interests in the Lease to Assignee, an Affiliate (as defined in the Lease) of Assignor, including the Security Deposit.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1. Assignment. Assignor hereby transfers, assigns and sets over to Assignee, all of its right, title and interest in and to the Lease, including the Security Deposit.

2. Acceptance. Assignee hereby assumes and agrees to make all payments to Landlord and keep all covenants and agreements of Assignor in the Lease.

3. No Further Assignments. Neither Assignor nor Assignee shall make any further assignment of the Lease or sublease of the Premises, or any part thereof, without in each case first obtaining the prior written consent of Landlord.

4. No Modification to Lease. Assignor and Assignee agree that the execution of this Assignment shall in no way be deemed, construed or otherwise operate to: (a) modify the Lease in any way, or (b) release Assignor of its primary obligation to pay rent to Landlord under the Lease and to perform all of the other obligations to be performed by Tenant under the Lease.

5. Headings. Headings contained in this Assignment are for convenience only and are not substantive to the provisions of this Assignment.

6. Meanings. Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date noted above.

WITNESS/ATTEST:	ASSIGNOR:
Large Scale Proteomics Corporation

/s/ Marcie Hasty	By:	/s/ Ronald J. Artale
	Name:	Ronald J. Artale
	Title:	Chief Operating Officer and Chief Financial Officer

WITNESS:	ASSIGNEE:
Large Scale Biology Corporation

/s/ Marcie Hasty	By:	/s/ Michael D. Centron
	Name:	Michael D. Centron
	Title:	Vice President, Finance and Administration

FIRST AMENDMENT OF SUBLEASE

This First Amendment of Sublease (the “First Amendment”) is entered into as of the 22nd day of October, 2004, by and between Large Scale Biology Corporation (“Sublandlord”), and Advancis Pharmaceutical Corporation, a Delaware corporation (“Subtenant”).

WITNESS

WHEREAS, Sublandlord and Subtenant entered into an Agreement of Sublease dated August 4, 2004 (the “Sublease”), under which Subtenant sublet from Sublandlord approximately 53,054 square feet (the “Prime Lease Premises”) in the building known by the street address 20451 Seneca Meadows Parkway (which includes the addresses 20439, 20441, 20443, 20445, 20447, 20449, and 20451); and

WHEREAS, the Sublease commenced on August 23, 2004 (the “Commencement Date”); and

WHEREAS, Section 26(h) of the Sublease states that the Sublease is expressly conditioned upon the Sublandlord providing a non-disturbance agreement from the holder or beneficiary of any mortgage, deed of trust or other security agreement on the Premises within sixty (60) days of the Commencement Date; and

WHEREAS, Subtenant has not yet received the foregoing non-disturbance agreement as of the date of this First Amendment; and

WHEREAS, the parties are willing to extend the time within which the non-disturbance agreement shall be obtained.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1. Section 26(h) of the Sublease shall be deleted in its entirety, and the following inserted in its place and stead:

“Within ninety (90) days after the Commencement Date, Sublandlord shall deliver to Subtenant a non-disturbance agreement from the holder or beneficiary of any mortgage, deed of trust or other security agreement on the Premises, in a commercially reasonable form, agreeing that, if the Sublandlord fails to perform any of Sublandlord’s obligations under the Prime Lease, then the holder of such security agreement shall allow Subtenant to remain in possession of the Premises so long as Subtenant continues to perform the obligations of the Subtenant pursuant to this Sublease. In the event the holder of any security agreement fails to execute the foregoing non-disturbance agreement within such ninety (90) day period, this Sublease shall be terminated as of the ninetieth (90th) day of the Term, the Letter of Credit shall be returned by Sublandlord to Subtenant, and neither party shall have any further obligations to the other, except that the Office Furniture shall be returned to Sublandlord.”

2. Except as otherwise expressly provided herein, (a) all other terms and conditions of the Sublease are hereby ratified and affirmed by the parties, and (b) all defined terms shall have the same meanings as provided in the Lease.

3. This Sublease (a) may be consummated by the parties by signing any one or more counterparts, all of which shall constitute one and the same instrument, (b) shall become effective when one or more counterparts shall have been executed by each party and delivered to the other party or their counsel, and (c) may be delivered to the other party or their counsel via facsimile. Any party’s faxed signature shall be deemed an original and binding signature as of the date set forth above. Final, signed originals shall be circulated among all parties within ten (10) days of final execution of this Sublease.

IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written.

SUBLANDLORD:
WITNESS:	LARGE SCALE BIOLOGY CORPORATION

/s/ Marcie Hasty	By:	/s/ Ronald J. Artale
	Name:	Ronald J. Artale
	Title:	Chief Operating Officer

SUBTENANT:
WITNESS:	ADVANCIS PHARMACEUTICAL CORPORATION

/s/ D.E. Douglas	By:	/s/ Steven A. Shallcross
	Name:	Steven A. Shallcross
	Title:	Sr. Vice President & CFO